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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PYRAMID BREWERIES, INC.

PBC Acquisition, LLC, a Delaware limited liability company

Pyramid Gilman Street Property, LLC, a Delaware limited liability company






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